EXHIBIT 10.1

LETTER AGREEMENT

April 14, 2023

Reference is made to a certain Amended and Restated Loan and Security Agreement dated as of May 25, 2021 by and among (a) SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK)) (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB, in its capacity as a lender, (c) SVB INNOVATION CREDIT FUND VIII, L.P., a Delaware limited partnership (“SVB Innovation”), as a lender (SVB and SVB Innovation and each of the other “Lenders” from time to time a party to the Loan Agreement (as defined herein) are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d)(i) AKILI INTERACTIVE LABS, INC., a Delaware corporation (“Interactive”), and (ii) AKILI, INC., a Delaware corporation (“Akili”, and together with Interactive, jointly and severally, individually and collectively, “Borrower”), as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of December 23, 2022 (as has been and as may be further amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

Notwithstanding the terms of the Depository Covenant in the Loan Agreement to the contrary, Agent and Lenders hereby agree that commencing as of the date of this letter agreement, Borrower and its Subsidiaries may maintain accounts with financial institutions other than SVB so long as the aggregate amount of funds maintained in such accounts (for all such accounts of Borrower and its Subsidiaries at all such financial institutions (other than the Wells Fargo Account) measured together) shall not exceed Fifteen Million Dollars ($15,000,000.000) at any time.

In addition, nothing herein shall limit any terms in the Loan Agreement pertaining to accounts of Borrower maintained outside of SVB including, without limitation, those requirements pertaining to notifications to Agent of the establishment of any account with a financial institution other than SVB.

Notwithstanding any terms in the Loan Agreement to the contrary, Lenders and Agent hereby agree that Borrower shall have until, for any accounts opened by Borrower with a financial institution other than SVB on or after the date of this letter agreement, sixty (60) days from the date that the applicable account is opened to deliver a fully-executed account control agreement with respect to such account.

In consideration for Agent and the Lenders’ agreements hereunder, Borrower hereby forever relieves, releases, and discharges Agent and the Lenders’, their predecessors in interest, and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this letter agreement. Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Borrower expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 of the California Civil Code and of any other state or federal statute or common law principle limiting the scope of a general release.

Except for the limited purpose expressly set forth herein, this letter agreement shall in no way limit, amend or waive any provision of the Loan Agreement or any of the Loan Documents, or any of Agent’s or the Lenders’ rights stated therein. This letter agreement shall be deemed to be a Loan Document.

This letter agreement shall be effective as of the date first written above.

Sincerely,

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK)), as Agent and Lender

By: /s/ Laura Moriarty____________________

Name: Laura Moriarty

Title: Vice President

SVB INNOVATION CREDIT FUND VIII, L.P., as Lender By: SVB Innovation Credit Partners VIII, LLC, a Delaware limited liability company, its General Partner.

By: /s/ Ryan Grammar_____________

Name: Ryan Grammar

Title: Senior Managing Director

Acknowledged and agreed:

AKILI INTERACTIVE LABS, INC.

By: /s/ Santosh Shanbhag_____________

Name: Santosh Shanbhag

Title: Chief Financial Officer

AKILI, INC.

By: /s/ Santosh Shanbhag_____________

Name: Santosh Shanbhag

Title: Chief Financial Officer